UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Texas Pacific Land Trust
(Name of the Registrant as Specified In Its Charter)

SOFTVEST, L.P.
SOFTVEST ADVISORS, LLC
ART-FGT FAMILY PARTNERS LIMITED
TESSLER FAMILY LIMITED PARTNERSHIP
ERIC L. OLIVER
ALLAN R. TESSLER
HORIZON KINETICS LLC
MURRAY STAHL
HORIZON ASSET MANAGEMENT LLC
KINETICS ADVISERS, LLC
KINETICS ASSET MANAGEMENT LLC
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT INFORMATION

On April 9, 2019, SoftVest, L.P. (“SoftVest LP”) filed a definitive proxy statement (the “Proxy Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for a special meeting of holders of the sub-share certificates of proprietary interests (the “Shares”) for the election of a new trustee of Texas Pacific Land Trust (“TPL”) to fill the vacancy created by the resignation of Maurice Meyer III (such meeting, together with any adjournments, postponements or continuations thereof, the “Special Meeting”). INVESTORS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors may obtain a free copy of the Proxy Statement, any amendments or supplements thereto and other documents that SoftVest LP files with the SEC from the SEC’s website at www.sec.gov, or by contacting D.F. King, SoftVest LP’s proxy solicitor, by phone (212-269-5550) or e-mail (TPL@dfking.com).

SoftVest Advisors, LLC, SoftVest LP, Eric L. Oliver, ART-FGT Family Partners Limited, Tessler Family Limited Partnership, Allan R. Tessler, Horizon Kinetics LLC, Horizon Asset Management LLC, Kinetics Advisers, LLC, Kinetics Asset Management LLC and Murray Stahl may be deemed participants in the solicitation of proxies from holders of Shares in connection with the matters to be considered at the Special Meeting. Information about such participants’ direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement.

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The following is a press release made available by SoftVest LP on May 21, 2019:

INVESTOR GROUP COMMENTS ON LATEST ACTIONS OF TRUSTEES OF TEXAS PACIFIC LAND TRUST TO OBSTRUCT SHAREHOLDER DEMOCRACY

Look Forward To Shareholder Vote on New Trustee Tomorrow, May 22, 2019

DALLAS, TEXAS (May 21, 2019) – SoftVest, L.P., Horizon Kinetics LLC and ART-FGT Family Partners, which collectively beneficially own over 25% of the outstanding shares of Texas Pacific Land Trust (NYSE: TPL) (the “Trust” or “TPL”), issued today the following statement to TPL investors:

Fellow TPL investors:

Like many of you, we are at a loss to explain the actions taken by the incumbent Trustees this afternoon on any above-board or bona fide basis. Not only did they file a meritless lawsuit against Eric Oliver, but they used it as a pretense to try to cancel tomorrow’s special meeting of shareholders.  In furtherance of full transparency, we have already publicly filed with the SEC a copy of the Trustees’ disclosure complaint so shareholders can review it on their own, and come to their own conclusions before the meeting tomorrow.

Think about what is going on:  after spending over two months and millions of dollars in shareholders’ money to protect their lifetime tenures as trustees, David Barry and John Norris want to avoid – apparently by any measure – counting shareholders’ votes; this from fiduciaries whose essential responsibility is to act on behalf of shareholders.  In our view, the trustees and their advisors simply have no shame, or certainly do not have a sufficient measure of it to inhibit such behavior.

Fortunately, Broadridge has decided, following our public dissemination of this action, to reverse the Trustees’ directive to withhold shareholders’ proxies– proving the disinfecting power of the bright light of day – and we are now in possession of the votes delivered by shareholders through Broadridge.  With those in hand, we will proceed to attend the special meeting scheduled tomorrow morning in Dallas.

As we have previously stated, in our view without a shareholder vote the incumbent Trustees simply do not have the power or authority to delay or cancel the special meeting or a vote on the trustee proposal. We will see this matter through tomorrow, and invite those shareholders who are in Dallas or who had already made travel arrangements to join us and cast their vote on this important matter.

Important Information

SoftVest, L.P. has filed a definitive proxy statement with the United States Securities and Exchange Commission (SEC) in connection with the solicitation of proxies for a special meeting of holders of the sub-share certificates of proprietary interests for the election of a new trustee of TPL. Investors are strongly advised to read the proxy statement because it contains important information. Investors may obtain a free copy of the proxy statement from the SEC’s website at www.sec.gov, or by contacting D.F. King, SoftVest LP’s proxy solicitor, by phone (212-269-5550) or e-mail (TPL@dfking.com).